UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2025

Bloom HoldCo LLC

(Exact name of registrant as specified in its charter)

Delaware	000-56556	82-4706208
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

PMBS 1387, 1000 Brickell Avenue, Suite 715

Miami, FL 33131

(Address of principal executive offices, including zip code)

(850) 660-7301

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer and Board Member.

On January 1, 2025, Steven. P. Mullins, the Chief Financial Officer and member of the board of managers of Bloom HoldCo LLC (the “Company”), resigned from all positions with the Company. Mr. Mullins’s resignation was not because of any disagreement with the Company on any matters related to the Company’s operations, policies or practices, including accounting principles and practices. The vacancies created in connection with Mr. Mullins’s resignation in the capacity of the Chief Financial Officer and as a member of the board of managers have not been filled as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bloom HoldCo LLC
Dated: January 7, 2025

	By:	/s/ Ryan D. Faber
Chief Executive Officer

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